Exhibit 10.1

EXCHANGE AGREEMENT

Exchange Agreement (this “Agreement”) dated this 21st day of May, 2010, by and among NuMobile, Inc., a Nevada corporation (the “Company”), and Aubrey C. Brown (the “Investor”).

W I T N E S S E T H:

WHEREAS, the Investor is the holder of a note, dated September 9, 2009, of the Company (the “Note”); and

WHEREAS, the Investor is willing to exchange a portion of the outstanding principal and accrued interest on the Note for shares of the Company’s Series D Preferred Stock and Series E Convertible Preferred Stock; and

WHEREAS, the Investor is willing to make such exchange, on and subject to the provisions of this Agreement;

WHEREFORE, the parties do hereby agree as follows:

1. The Investor agrees to exchange a portion of the outstanding principal and interest on the Note, in the principal amount of $500,000 (and all accrued but unpaid interest thereon) for 7,500 shares of the Company’s Series D Preferred Stock and 2,500 shares of the Company’s Series E Preferred Stock. Upon execution of this Agreement, without any further action required by any party, the outstanding principal amount of the Note shall be reduced by $500,000 (and all accrued but unpaid interest thereon shall be cancelled), such that the remaining outstanding principal amount of the Note (prior to any payments made pursuant to Section 2 of this Agreement), shall be equal to $449,600, with respect to the Initial Principal Amount (as defined in the Note), and the Company shall issue to the Investor 7,500 shares of Series D Preferred Stock and 2,500 shares of Series E Preferred Stock. The Company shall deliver to the Investor certificates representing the Series D Preferred Stock and Series E Preferred Stock issuable pursuant to this Agreement within 15 business days following execution of this Agreement.

2. The Company shall repay $50,000 of the outstanding principal amount of the Note on or before May 21, 2010, and an additional $50,000 of the outstanding principal amount of the Note on or before June 30, 2010.

3. The Investor represents and warrants that:

(a) He has the right to enter into this Agreement, and this Agreement constitutes the valid, binding and obligation of the Investor, enforceable in accordance with its terms.

(b) He owns the Note free and clear of any liens, encumbrances, pledges, options or other rights of any kind and description.

(c) He is an accredited investor and is acquiring the shares of Series D Preferred Stock and Series E Preferred Stock pursuant to this Agreement for his own account, for investment and not with a view to the sale or distribution thereof.

4. The Company represents and warrants that this Agreement constitutes the valid, binding and enforceable obligation of the Company, and that the shares of Series D Preferred Stock and Series E Preferred Stock, when issued pursuant to this Agreement, and the shares of Common Stock issuable upon conversion of such shares of Series D Preferred Stock and Series E Preferred Stock, will be duly and validly authorized and issued, fully paid and non-assessable and not issued in violation of any rights of any other person.

5. The Investor hereby irrevocably constitutes and appoints JAMES TILTON, with full power of substitution, as the agent, attorney and proxy of the Investor, for and in the name, place and stead of the Investor, to vote all of the shares of the Company’s Series D Preferred Stock and Series E Preferred Stock which the undersigned would be entitled to vote if then personally present at any such annual or special meeting in the manner specified and on any other business as may properly come before the meeting or by written consent of holders of Series D Preferred Stock and Series E Preferred Stock of the Company as specified by Nevada law.  This irrevocable proxy shall continue in force as long as the undersigned owns the shares underlying this proxy.  This proxy shall cease to be enforceable upon a written release by James Tilton or upon the sale by the Investor of the stock underlying this proxy.

6. This Agreement sets forth the entire agreement and understanding between the parties and supersedes all prior or contemporaneous written or oral agreements, promises, representations, understandings, letters of intent and negotiations, between the parties with respect to the subject matter of this Agreement.  No part of this Agreement may be modified or amended, nor may any right be waived, except by a written instrument which expressly refers to this Agreement, states that it is a modification or amendment of this Agreement or a waiver and is signed by all of the parties, or, in the case of waiver, by the party granting the waiver.  No course of conduct or dealing or trade usage or custom and no course of performance shall be relied on or referred to by any party to contradict, explain or supplement any provision of this Agreement, it being acknowledged by the parties that this Agreement is intended to be, and is, the complete and exclusive statement of the agreement with respect to its subject matter.  Any waiver shall be limited to the express terms thereof and shall not be construed as a waiver of any other provisions or the same provisions at any other time or under any other circumstances.  No delay or failure by either party to exercise any right under this Agreement, and no partial or single exercise of that right, shall constitute a waiver of that or any other rights.

7. This Agreement and the rights of the parties shall be construed and enforced in accordance with the laws of the State of New York applicable to agreements executed and to be performed wholly within such state and without regard to principles of conflicts of law.  Each party irrevocably (a) consents to the jurisdiction of the federal and state courts situated in New York County, New York in any action that may be brought pursuant to this Agreement, and (b) submits to and accepts, with respect to its properties and assets, generally and unconditionally, the in personam jurisdiction of the aforesaid courts, waiving any defense that such court is not a convenient forum.  In any such litigation to the extent permitted by applicable law, each party waives personal service of any summons, complaint or other process, and agrees that the service thereof may be made either (i) in the manner for giving of notices provided in Section 8 of this Agreement (other than by telecopier) or (ii) in any other manner permitted by law.

8. All notices, requests or other communications required or permitted to be given under this Agreement to any party shall be in writing and shall be deemed to have been sufficiently given when delivered by personal service or sent by registered mail, overnight courier services with provided evidence of delivery or attempted delivery, or facsimile or e-mail, to the recipient addressed to the parties at their respective addresses set forth on the signature page of the Note. Any party may, be like notice, change the address or telecopy number or e-mail or the person to which notice is to be given.  Notice shall be deemed given when received or when attempted delivery is made, provided that notice by telecopier shall be deemed given when receipt is acknowledged by the recipient.

9. If any provision of this Agreement or application thereof to any person or circumstance shall to any extent be invalid, the remainder of this Agreement or the application of such provision to persons, entities or circumstances other than those as to which it is held invalid, shall not be affected thereby and each provision of this Agreement shall be valid and enforceable to the fullest extent permitted by law.

10. This Agreement shall not be construed more strongly against any party regardless of who is responsible for its preparation.  The parties acknowledge each contributed and is equally responsible for its preparation.  In resolving any dispute regarding, or construing any provision in, this Agreement, there shall be no presumption made or inference drawn because of the drafting history of the Agreement, or because of the inclusion of a provision not contained in a prior draft or the deletion or modification of a provision contained in a prior draft.

[Signatures on following page]

IN WITNESS WHEREOF, the Investor and the Company have executed this Agreement as of the date first written above.

NuMobile, Inc. By: /s/ James Tilton James Tilton Chief Executive Officer
/s/ Aubrey C. Brown Aubrey C. Brown